EXHIBIT 99.1
Investor Contact:
Erik Holznecht
Exact Sciences Corp.
investorrelations@exactsciences.com
608-535-8659

Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010

For Immediate Release

Exact Sciences Announces Second-Quarter 2024 Results
Reports record results, screened more than 1 million people with Cologuard®, raises adjusted EBITDA guidance

Second quarter highlights

•Delivered total second quarter revenue of $699 million, an increase of 12%, or 13% on a core revenue basis, including Screening revenue of $532 million and Precision Oncology revenue of $168 million
•Screened more than 1 million people with Cologuard for the first time during a quarter and tested a record number of cancer patients with Oncotype DX®
•Advanced pipeline by generating evidence supporting molecular residual disease, multi-cancer screening, and blood-based colorectal cancer screening tests
•Maintains full-year 2024 revenue guidance and raises full-year adjusted EBITDA guidance midpoint by $8M

MADISON, Wis., July 31, 2024 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the Company generated revenue of $699 million for the second quarter ended June 30, 2024, compared to $622 million for the same period of 2023.

“Our second quarter results show the dedication of Exact Sciences' world-class team and the power of our unique platform,” said Kevin Conroy, chairman and CEO. “We delivered answers to more patients and healthcare professionals than ever before, achieved record revenue and profitability, and advanced each of our key pipeline programs. Momentum continues to build, fueling our purpose to help eradicate cancer.”

Second-quarter 2024 financial results

For the three-month period ended June 30, 2024, as compared to the same period of 2023 (where applicable):

•Total revenue was $699 million, an increase of 12 percent or 13 percent on a core revenue basis
•Screening revenue was $532 million, an increase of 15 percent
•Precision Oncology revenue was $168 million, an increase of 7 percent, or 6 percent on a core revenue basis
•Gross margin including amortization of acquired intangible assets was 70 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 73 percent
•Net loss was $16 million, or $0.09 per share, an improvement of $65 million and $0.36 per share, respectively
•Adjusted EBITDA was $110 million an increase of $43 million, and adjusted EBITDA margin was 16 percent, an increase of 500 basis points
•Operating cash flow was $107 million and free cash flow was $71 million, increases of $7 million and $5 million, respectively
•Cash, cash equivalents, and marketable securities were $947 million at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX and therapy selection tests.

2024 outlook

The Company has maintained its full-year 2024 revenue guidance and raised its full-year 2024 adjusted EBITDA guidance:

	Prior guidance	July 31 update
Total revenue	$2.810 - $2.850 billion	$2.810 - $2.850 billion
Screening	$2.155 - $2.175 billion	$2.155 - $2.175 billion
Precision Oncology	$655 - $675 million	$655 - $675 million
Adjusted EBITDA	$325 - $350 million	$335 - $355 million

Second-quarter 2024 conference call & webcast
Company management will host a conference call and webcast on Wednesday, July 31, 2024, at 5 p.m. ET to discuss second-quarter 2024 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608. A replay of the webcast will be available at exactsciences.com. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the Company’s financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents core revenue, non-GAAP gross margin, non-GAAP gross profit, adjusted EBITDA, adjusted EBITDA margin, adjusted cost of sales (exclusive of amortization of acquired intangible assets), adjusted research and development expenses, adjusted sales and marketing expenses, adjusted general and administrative expenses, adjusted amortization of acquired intangible assets, adjusted impairment of long-lived assets, adjusted other operating income (loss), adjusted operating income (loss), and free cash flow. Core revenue is calculated to adjust for recent acquisitions and divestitures, COVID-19 testing revenue and foreign currency exchange rate fluctuations. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates. The Company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Adjusted EBITDA, adjusted cost of sales (exclusive of amortization of acquired intangible assets), adjusted research and development expenses, adjusted sales and marketing expenses, adjusted general and administrative expenses, adjusted amortization of acquired intangible assets, adjusted impairment of long-lived assets, adjusted other operating income (loss), and adjusted operating income (loss) consist of the applicable GAAP measure after adjustment for those items shown in the reconciliations below. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue. The Company considers free cash flow to be a liquidity measure and is calculated as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. The Company uses this non-GAAP financial information to establish budgets, manage the Company’s business, and set incentive and compensation arrangements. The Company believes free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA and other adjusted operating result metrics exclude a number of expense items that are included in net loss. As a result, positive adjusted EBITDA or adjusted operating income may be achieved while a significant net loss persists. For a reconciliation of these non-GAAP measures to GAAP, see below “Reconciliation of Core Revenue”, “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations”, “Adjusted EBITDA Reconciliations”, “Reconciliation of U.S. GAAP to Non-GAAP Measures”, and “Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow”. The Company presents certain forward-looking statements about the Company’s future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration, and other significant charges or gains that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort, and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuardtest.com. Rx only.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra® test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard and Oncotype DX tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X (formerly known as Twitter) @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impacts on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain supplies and products used in our tests and operations; approval and maintenance of adequate reimbursement rates for our products and services within and outside of the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation, interest rate and foreign currency exchange rate fluctuations, and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and our ability to retain and hire key personnel. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$699,264	$622,093	$1,336,788	$1,224,543

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	189,848	156,991	359,949	313,857
Research and development	120,884	104,095	231,492	199,514
Sales and marketing	185,270	176,490	377,635	363,454
General and administrative	201,856	237,965	444,973	455,260
Amortization of acquired intangible assets	23,311	22,929	46,622	45,857
Impairment of long-lived assets	8,152	552	12,598	621
Total operating expenses	729,321	699,022	1,473,269	1,378,563

Other operating income	3,800	—	3,532	—
Loss from operations	(26,257)	(76,929)	(132,949)	(154,020)

Other income (expense)
Investment income, net	11,801	4,828	18,014	5,318
Interest income (expense), net	111	(7,818)	(7,832)	(3,711)
Total other income (expense)	11,912	(2,990)	10,182	1,607

Net loss before tax	(14,345)	(79,919)	(122,767)	(152,413)

Income tax expense	(1,463)	(1,107)	(3,269)	(2,764)

Net loss	$(15,808)	$(81,026)	$(126,036)	$(155,177)

Net loss per share—basic and diluted	$(0.09)	$(0.45)	$(0.69)	$(0.87)

Weighted average common shares outstanding—basic and diluted	184,313	180,204	183,332	179,393

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$530,180	$605,378
Marketable securities	416,602	172,266
Accounts receivable, net	263,865	203,623
Inventory	127,373	127,475
Prepaid expenses and other current assets	114,467	85,627
Property, plant and equipment, net	703,083	698,354
Operating lease right-of-use assets	139,807	143,708
Goodwill	2,366,972	2,367,120
Intangible assets, net	1,843,478	1,890,396
Other long-term assets, net	167,468	177,387
Total assets	$6,673,295	$6,471,334

Liabilities and stockholders’ equity
Convertible notes, net, current portion	$248,923	$—
Current liabilities	419,719	514,701
Convertible notes, net, less current portion	2,317,948	2,314,276
Other long-term liabilities	326,678	335,982
Operating lease liabilities, less current portion	167,665	161,070
Total stockholders’ equity	3,192,362	3,145,305
Total liabilities and stockholders’ equity	$6,673,295	$6,471,334

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of Core Revenue
(Amounts in thousands)

	GAAP
	Three Months Ended June 30,
	2024	2023	% Change
Screening	$531,606	$462,787	15%
Precision Oncology	167,658	157,174	7%
COVID-19 Testing	—	2,132	(100)%
Total	$699,264	$622,093	12%

	Non-GAAP
	Three Months Ended June 30,
	2024 (1)	2023 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$531,606	$462,787	15%	$—	$531,606	15%
Precision Oncology	164,260	154,884	6%	(210)	164,050	6%
Total	$695,866	$617,671	13%	$(210)	$695,656	13%

	GAAP
	Six Months Ended June 30,
	2024	2023	% Change
Screening	$1,006,404	$905,982	11%
Precision Oncology	330,384	312,606	6%
COVID-19 Testing	—	5,955	(100)%
Total	$1,336,788	$1,224,543	9%

	Non-GAAP
	Six Months Ended June 30,
	2024 (1)	2023 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$1,006,404	$905,982	11%	$—	$1,006,404	11%
Precision Oncology	323,700	308,275	5%	(318)	323,382	5%
Total	$1,330,104	$1,214,257	10%	$(318)	$1,329,786	10%

(1) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, and the Resolution Bioscience acquisition.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, the impact of foreign currency exchange rate fluctuations, and the Resolution Bioscience acquisition.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$699,264	$622,093	$1,336,788	$1,224,543
Cost of sales (exclusive of amortization of acquired intangible assets)	189,848	156,991	359,949	313,857
Amortization of acquired intangible assets (1)	21,100	20,718	42,200	41,435
Gross profit	$488,316	$444,384	$934,639	$869,251
Gross margin	70%	71%	70%	71%

Amortization of acquired intangible assets (1)	21,100	20,718	42,200	41,435
Non-GAAP gross profit	$509,416	$465,102	$976,839	$910,686
Non-GAAP gross margin	73%	75%	73%	74%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(15,808)	$(81,026)	$(126,036)	$(155,177)
Interest expense (income) (1)	(111)	7,818	7,832	3,711
Income tax expense	1,463	1,107	3,269	2,764
Investment income	(11,801)	(4,828)	(18,014)	(5,318)
Depreciation and amortization	52,998	50,439	106,941	100,182
Stock-based compensation (2)	66,386	70,766	139,924	132,663
Acquisition and integration costs (3)	(13,239)	4,773	(2,474)	(3,751)
Impairment of long-lived assets (4)	8,152	552	12,598	621
Gain on sale of asset and divestiture related costs (5)	(3,800)	—	(3,532)	—
Restructuring (6)	—	—	2,936	907
License agreement termination (7)	25,843	—	25,843	—
Legal settlement (8)	—	17,250	—	36,186
Adjusted EBITDA	$110,083	$66,851	$149,287	$112,788
Adjusted EBITDA margin	16%	11%	11%	9%

Refer below the Reconciliations of U.S. GAAP to Non-GAAP Measures section for endnote descriptions.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of U.S. GAAP to Non-GAAP Measures
(Amounts in thousands)

	Three Months Ended June 30, 2024
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$189,848	$120,884	$185,270	$201,856	$23,311	$8,152	$3,800	$(26,257)
Amortization of acquired intangible assets	—	—	—	—	(23,311)	—	—	23,311
Acquisition and integration costs (3)	—	—	—	13,239	—	—	—	(13,239)
Impairment of long-lived assets (4)	—	—	—	—	—	(8,152)	—	8,152
Loss on sale of asset and divestiture related costs (5)	—	—	—	—	—	—	(3,800)	(3,800)
License agreement termination (7)	—	(25,933)	—	—	—	—	—	25,933
Adjusted	$189,848	$94,951	$185,270	$215,095	$—	$—	$—	$14,100

	Six Months Ended June 30, 2024
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$359,949	$231,492	$377,635	$444,973	$46,622	$12,598	$3,532	$(132,949)
Amortization of acquired intangible assets	—	—	—	—	(46,622)	—	—	46,622
Acquisition and integration costs (3)	—	—	—	2,474	—	—	—	(2,474)
Impairment of long-lived assets (4)	—	—	—	—	—	(12,598)	—	12,598
Loss on sale of asset and divestiture related costs (5)	—	—	—	—	—	—	(3,532)	(3,532)
Restructuring (6)	(200)	(2,393)	(222)	(121)	—	—	—	2,936
License agreement termination (7)	—	(25,933)	—	—	—	—	—	25,933
Adjusted	$359,749	$203,166	$377,413	$447,326	$—	$—	$—	$(50,866)

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of U.S. GAAP to Non-GAAP Measures
(Amounts in thousands)

	Three Months Ended June 30, 2023
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$156,991	$104,095	$176,490	$237,965	$22,929	$552	$—	$(76,929)
Amortization of acquired intangible assets	—	—	—	—	(22,929)	—	—	22,929
Acquisition and integration costs (3)	—	—	—	(4,773)	—	—	—	4,773
Impairment of long-lived assets (4)	—	—	—	—	—	(552)	—	552
Legal settlement (8)	—	—	—	(17,250)	—	—	—	17,250
Adjusted	$156,991	$104,095	$176,490	$215,942	$—	$—	$—	$(31,425)

	Six Months Ended June 30, 2023
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$313,857	$199,514	$363,454	$455,260	$45,857	$621	$—	$(154,020)
Amortization of acquired intangible assets	—	—	—	—	(45,857)	—	—	45,857
Acquisition and integration costs (3)	—	—	—	3,751	—	—	—	(3,751)
Impairment of long-lived assets (4)	—	—	—	—	—	(621)	—	621
Restructuring (6)	—	(723)	—	(184)	—	—	—	907
Legal settlement (8)	—	—	—	(36,186)	—	—	—	36,186
Adjusted	$313,857	$198,791	$363,454	$422,641	$—	$—	$—	$(74,200)

(1) Interest expense (income) includes net gains recorded of $10.3 million and $10.3 million for the three and six months ended June 30, 2024 and six months ended June 30, 2023, respectively, from the settlement of convertible notes. The gains represent the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees’ contributions annually in the form of the Company’s common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company’s business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. There were no acquisition costs incurred for the three and six months ended June 30, 2024 and 2023. Integration related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. The remeasurement of the contingent consideration liabilities resulted in a gain of $13.2 million and $7.6 million for the three and six months ended June 30, 2024, respectively. The remeasurement of the contingent consideration liabilities resulted in a loss of $4.2 million and a gain of $4.7 million for the three and six months ended June 30, 2023, respectively. The Company also incurred severance costs and professional service fees which were not significant for the three and six months ended June 30, 2024 and 2023. The majority of the professional service fees relate to the integration of information technology systems.

(4) Represents impairment charges on the Company’s long-lived assets. For the three and six months ended June 30, 2024, the Company recorded impairment charges related to certain of our domestic facilities. For the three and six months ended June 30, 2023, the Company recorded an insignificant impairment to building leases that were vacated during the year.

(5) Relates to the sale of the intellectual property and know-how related to the Company’s Oncotype DX Genomic Prostate Score® (“GPS”) test to MDxHealth SA (“MDxHealth”) in August 2022 and the subsequent Second Amendment to the Asset Purchase Agreement related to the sale in August 2023. For the three and six months ended June 30, 2024, this represents a contingent consideration gain.

(6) Includes costs associated with the consolidation of operations related to the closure of one of the Company’s domestic laboratory facilities, which was announced in October 2023, and a separate reduction in the Company's workforce due to a simplification of the Company's organizational structure in its international operations. For the six months ended June 30, 2024, this primarily includes accelerated stock-based compensation expense and severance costs related to the laboratory closure. For the six months ended June 30, 2023, this primarily includes accelerated stock-based compensation expense and severance costs related to the Company's international workforce.

(7) The Company terminated its license and sponsored research agreements with The Translational Genomics Research Institute related to its Targeted Digital Sequencing technology, which resulted in the recognition of termination related charges in the second quarter of 2024.

(8) The Company reached settlements with the counterparties related to the Medicare Date of Service Rule Investigation (“DOS Rule Matter”) and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit during the third quarter of 2023. The Company previously accrued $10 million in the third quarter of 2021 related to the DOS Rule Matter, and made incremental accruals in the first and second quarters of 2023 based on the Company’s best estimate of the probable loss on this matter.

(9) Represents Cost of sales (exclusive of amortization of acquired intangible assets) from the Company's condensed consolidated statement of operations.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$107,065	$100,424	$24,754	$62,209
Net cash provided by (used in) investing activities	(147,129)	66,474	(318,567)	149,415
Net cash provided by financing activities	224,603	16,041	221,601	149,637
Effects of exchange rate changes on cash and cash equivalents	(306)	59	(1,446)	609
Net increase (decrease) in cash, cash equivalents and restricted cash	184,233	182,998	(73,658)	361,870
Cash, cash equivalents and restricted cash, beginning of period	351,784	421,662	609,675	242,790
Cash, cash equivalents and restricted cash, end of period	$536,017	$604,660	$536,017	$604,660

Reconciliation of free cash flow:
Net cash provided by operating activities	$107,065	$100,424	$24,754	$62,209
Purchases of property, plant and equipment	(35,866)	(34,721)	(73,515)	(64,081)
Free cash flow	$71,199	$65,703	$(48,761)	$(1,872)